Delaware Group(r) Adviser Funds
Form N-SAR Exhibit List
April 30, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group(r) Adviser Funds (the "Trust"), on
behalf of Delaware Diversified Income Fund and Delaware U.S. Growth Fund (each, a "Fund"), held on November 12, 2009 and reconvened on December 23, 2009 and March 16, 2010, the shareholders of the Fund voted to (i) elect a Board of Trustees for the Trust; and to (ii) approve a new investment advisory agreement between the Trust, on behalf of the Fund, and Delaware
Management Company.  At the meeting, the following people were elected to serve as
Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S. Landreth,
Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In addition,
Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1.  To elect a Board of Trustees for the Trust.

Thomas L. Bennett
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
378,758,011.098
61.784%
96.900%
12,118,772.901
1.977%
3.100%

Patrick P. Coyne
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
378,678,515.425
61.771%
96.879%
12,198,268.574
1.990%
3.121%

John A. Fry
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
378,828,685.376
61.796%
96.918%
12,048,098.623
1.965%
3.082%

Anthony D. Knerr
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
378,719,683.408
61.778%
96.890%
12,157,100.591
1.983%
3.110%

Lucinda S. Landreth
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
378,782,489.294
61.788%
96.906%
12,094,294.705
1.973%
3.094%

Ann R. Leven
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
378,657,849.916
61.768%
96.874%
12,218,934.083
1.993%
3.126%

Thomas F. Madison
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
378,392,919.247
61.725%
96.806%
12,483,864.752
2.036%
3.194%

Janet L. Yeomans
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
378,845,810.940
61.798%
96.922%
12,030,973.059
1.963%
3.078%

J. Richard Zecher
SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
378,753,748.427
61.783%
96.899%
12,123,035.572
1.978%
3.101%

2.  To approve a new investment advisory agreement for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Group Adviser Funds

Delaware Diversified Income Fund
SHARES VOTED FOR 110,790,356.025
SHARES VOTED AGAINST 2,763,726.340
SHARES VOTED WITHHELD 5,311,527.113

Delaware U.S. Growth Fund
SHARES VOTED FOR 22,222,608.607
SHARES VOTED AGAINST 266,954.435
SHARES VOTED WITHHELD 417,607.215

SUB-ITEM 77.Q.1(e):  Investment Management Agreement (January 4, 2010) between Delaware
Group Adviser Funds and Delaware Management Company, a series of Delaware Management
Business Trust, attached as Exhibit.